                                                                    EXHIBIT 10.1


PURCHASE AND SALE AGREEMENT FOR PERSONALTY UNDER TITLE QUALIFICATION, ENTERED INTO BY THE FEDERAL GOVERNMENT OF THE UNITED MEXICAN STATES (HEREINAFTER "SELLER") THROUGH THE FEDERAL EXECUTIVE BRANCH BY WAY OF THE COMMUNICATIONS AND TRANSPORTATION DEPARTMENT, REPRESENTED BY MARIA DE LA LUZ RUIZ MARISCAL
                                          ==============================
(HEREINAFTER THE "DEPARTMENT"), AS PARTY OF THE FIRST PART; COMPANIA DE
                                                            ===========
FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V. (HEREINAFTER "BUYER"), REPRESENTED
=========================================
HEREIN BY CARLOS EDUARDO CORNEJO JURGENSEN, AS PARTY OF THE SECOND PART; AND, AS
          ================================
PARTY OF THE THIRD PART, FERROCARRILES NACIONALES DE MEXICO (HEREINAFTER "FERRONALES"), REPRESENTED HEREIN BY RAMIRO SOSA LUGO; IN ACCORDANCE WITH THE
                                      ================
FOLLOWING RECITALS AND CLAUSES:

                                   RECITALS

I.  Seller hereby represents through the Department that:

(a) It holds good title to the personalty and equipment described in Exhibit 1 to this Agreement, consisting in the office furniture and equipment, the shop machinery, the locomotive and trailer stock and railroad machinery, and the radio communications equipment with which the Chiapas-Mayab Railroad operates (hereinafter the "Personalty and Equipment"), forming an integral part thereof, which are free and clear of any encumbrance and title restriction as of this date.

By means of a Call for Bids and Tender Terms published in the Official Gazette of the Federation on March 24, 1999, as amended on April 29 and June 18, 1999, the concession for the operation and exploitation of the Chiapas and Mayab short lines was tendered, including the delivery of public railroad transportation and the sale of assets related thereto, which as a whole constitute a productive Economic Unit, following the relevant approval by the Interdepartmental Commission for Privatization as regards the opening of the Mexican Railroad System Short Lines to investment capital (hereinafter the "Call for Bids").

b)   COMPANIA DE FERROCARRILES CHIAPAS-MAYAB, S.A. DE C.V.   (Winning Bidder)
     =====================================================
won the aforementioned Bid and was advised thereof through Letter No. 717 , dated July 9, 1999, signed by Dr. Aaron Dychter Poltolarek, Undersecretary of Transportation and Chairman of the Restructuring Committee for the Mexican Railroad System (see Exhibit 2).

c) By virtue of the above, it is Seller's desire to sell the Personalty and Equipment indicated in Section One of this Agreement to Buyer, on the terms and conditions hereunder provided.

d) Its legal representative is authorized to enter into this Agreement as evidenced by the documentation appended to Exhibit 3 hereto, which are deemed an integral part hereof.

II. Buyer represents that:

a) It is a company incorporated under the laws of the United Mexican States, as evidenced by Public Instrument 37,606 dated March 25, 1999, executed in the presence of Rogelio Rodrigo Orozco Perez, Esq., Notary Public No. 53 in and for the City of Mexico, in the Federal District, recorded in the Public Registry for Property and Commerce in folio No. 250,283. Exhibit 4.

b) It won the public bid in connection with the awarding of a concession for the operation and exploitation of the general railroad communications system corresponding to the Chiapas and Mayab short lines, as well as the delivery of Public Railroad Transportation Service as operated thereon.

On the terms of the Call for Bids and the concession which the Federal Government will grant in respect of the Chiapas and Mayab Short Lines, Buyer shall perform, within 12 months following the initial concession date, the urgent repair works specified in Exhibit 7-Bis of the Concession Agreement, a
                                           ====
copy of which is attached as Exhibit 9 hereto, the minimum aggregate value of which amounts to $ 91'600,000.00 (Ninety one million six hundred thousand pesos 00/100 Local Currency), which shall be used as payment for the Personalty and Equipment hereunder; provided, however, that if the cost of the urgent works is higher, it shall not be revised downward to the price.

c) It is familiar with the list of Personalty and Equipment sold hereunder, being further aware that they are used and that, in as much as title thereto is conveyed to Buyer and that the same are conveyed to Buyer in any of the forms indicated herein by Seller, Ferronales shall continue using them in the delivery of the applicable railroad service. It is familiar with the condition in which said Personalty and Equipment are found and, if applicable, the reasons why they are undergoing repairs, the scope of said repair work and the technical characteristics thereof.

d) It is legally, technically and financially able to be bound under the terms of this Agreement.

e) Its representative is endowed with sufficient authority to bind Buyer on the terms hereof, as evidenced by means of Public Instrument No. 37,659, dated April 22, 1999, executed in the presence of Rogelio Rodrigo Orozco Perez, Esq., Notary Public No. 53 in and for the City of Mexico, in the Federal District, recorded with the applicable Public Registry of Property and Commerce Exhibit 5.

III.  Ferronales represents that:

a) It is a decentralized public entity of the Federal Government, established under the Act of December 11, 1948, published in the Official Gazette of the Federation on May 30, 1948, the legal existence of which is acknowledged and continued under its new organic law published in the Official Gazette of the Federation on January 14, 1985.

b) By means of a grant agreement entered into prior to the date hereof and following the applicable authorization of its Board of Directors, it conveyed title to the Personalty and Equipment hereunder to the Federal Government, Ferronales remaining thereinafter in charge of the operation thereof through the date of their effective delivery to Buyer hereunder. The above grant was authorized by the Department of Administrative Oversight and Development.
Exhibit 6.

c) Seller has instructed Ferronales to deliver the Personalty and Equipment hereunder to Buyer on the terms and conditions herein provided, and that until said delivery is completed, it shall continue operating the same in order not to suspend the public service delivered through said Personalty and Equipment, in the understanding that Buyer is capable of delivering the respective railroad services and shall commence the effective term of the Concession Agreement.

d) It is legally capable of binding itself under the terms of this Agreement.

e) Ramiro Sosa Lugo signs these presents in his capacity as legal representative of the entity, which capacity is evidenced by means of Public Instrument No. 53,423, dated May 26, 1998, executed in the presence of Miguel Alessio Robles, Esq., Notary Public No. 19 in and for the City of Mexico, Federal District which capacity has not been revoked nor limited in any manner whatsoever. Exhibit 7.

In consideration of the above recitals, the parties agree to be bound by the terms of the following:


                                    CLAUSES

ONE: PURPOSE. Seller hereby conveys, with qualified title and free and clear of any encumbrances, to Buyer, who acquires under said terms, the Personalty and Equipment consisting in the office furniture and equipment; the shop machinery; the locomotive and trailer stock and railroad machinery, and the radio communications equipment with which the Chiapas-Mayab Railroad operates and which are indicated in Exhibit 1.

The Personalty and Equipment indicated in Exhibit 1 shall be sold with all things factual and legal are attached thereto, as indicated in said Exhibit.

TWO: PRICE. The price for the purchase and sale of the Personalty and Equipment indicated in the above Section is stated in the sum of $ 116'084,888.50 (One hundred sixteen million eighty four thousand one hundred eighty eight pesos 50/100 Local Currency).

THREE:  TERMS OF PAYMENT.  As of this date, on October 20, 1999, at the latest,

Buyer has delivered to the Federal Treasury, by means of an electronic wire transfer, the sum of $ 24'484,888.50 (Twenty four million four hundred eighty four thousand eight hundred eighty eight pesos 50/100 Local Currency), ("Initial payment").

The outstanding balance on this price, amounting to the sum of $ 91,600,000.00 (ninety-one million six hundred thousand Mexican Pesos) shall be paid by Buyer upon the passage of one year from the execution date of this Agreement, earning interest as provided in paragraph one of Clause Five. The above term is compulsory for Buyer, who may only pay said balance prior to the passage of one year from the execution date of this Agreement in case Seller shall have accepted hand-over of all the works referred to in the following Clause.

FOUR: URGENT WORKS. Buyer may pay the balance on the price with the sum total of the works referred to in numeral 2.4 of Exhibit 7-B to the Concession Agreement, which is attached as Exhibit 9 hereto and forms an integral part hereof.

By virtue of the fact that performance of said works is the reason why Seller enters into this Agreement, payment of the balance on the price as herein provided shall only apply if all the works are complete within one year from the execution date of this Agreement, provided that the works be performed in accordance with the works schedule authorized on the terms set forth in numeral
2.4 of the Concession Agreement and Exhibit 7-B thereto, and upon acceptance of said works by Seller. Such work schedule, after being authorized by the Department, will become a part of the above mentioned Exhibit 7-B.

The above provided, however, that : (i) if the cost of performing the works is lower, Buyer shall perform additional works above and beyond those provided in
Exhibit 7-Bis to the Concession Agreement until they amount to an even sum with the outstanding balance, and (ii) if the cost of the works is higher than the balance indicated in Clause Three, second paragraph, said excess cost shall be borne by Buyer without any claim accruing in Buyer's favor against Seller.

Upon completion of the works and their acceptance by Seller, Seller shall deem the price balance as paid and the interest indicated in the following Clause shall not accrue.

FIVE: INTEREST. The outstanding balance on the price shall accrue, starting on the execution date of this Agreement and through full payment of the said balance, interest at a rate equivalent to the mathematical daily average of the 28-day Equilibrium Inter-Bank Interest Rate (TIIE) published in the Official Gazette of the Federation during said period by the Bank of Mexico, or in lieu thereof at any rate replacing the same. A 360-day year shall be used to calculate interest.

SIX: SECURITY. As security for the payment of the balance on the price, on the date when the Initial Payment is made, at the latest, Buyer shall enter into an irrevocable security trust indenture with Nacional Financiera SNC, on the terms provided herein and to the Department's satisfaction, which agreement is attached as Exhibit 10 hereto, contributing an initial sum of:

a) $ 91,600,000.00 (ninety-one million six hundred thousand Mexican Pesos)/1/, which corresponds to the balance on the price and shall be used in performing the works or, if applicable, to pay the outstanding price balance on the terms hereof, in cash; and

b) $ 9,160,000.00 (nine million one hundred and sixty thousand Mexican Pesos)/2/, equivalent to 10% of the above sum, to be used as liquidated damages in case not all of the works are performed or if the same are not accepted by Seller.

The aforementioned sum shall be part of the trust, as well as the proceeds thereof. The cost of the trust shall be paid through said proceeds.

SEVEN: PERFORMANCE OF THE WORKS. Buyer shall perform the works with a debit to the trust indicated in paragraph a) of the above Clause. For said purposes, the trustee company shall deliver the funds as follows:



--------------------------------------
/1/ In the case of the Oaxaca Railroad, the sum shall be $ 34,200,000.00 (thirty-four million two hundred thousand Mexican Pesos).
/2/ In the case of the Oaxaca Railroad, the sum shall be $ 3,420,000 (three million four hundred and twenty thousand Mexican Pesos).

a) Buyer shall serve written notice to Seller, asking for authorization to use the funds, indicating the stage to which they pertain per the authorized works schedule and for up to an amount equivalent to the percentage that corresponds to the applicable stage, and starting with stage two, said request shall be accompanied by a report evidencing completion of the previous stage, with an itemized list of the works performed.

b) Seller, within 10 business days after receiving the aforementioned request, shall advise its acceptance and authorization or, otherwise, its rejection. If Seller accepts, Seller shall advise the trustee in writing in connection therewith, indicating the amount of funds which may be delivered to Buyer and the stage to which they shall be destined.

If Seller shall fail to serve the above notice within the prescribed term, the timeline for the works shall be extended commensurate to the delay incurred by Seller in serving said notice to Buyer.

c) Seller shall under no circumstances authorize the delivery of funds if any funds shall have been previously delivered for the performance of a stage which shall not be yet completed and accepted by Seller. Buyer hereby authorizes Seller to supervise the performance of said works directly or through a third party.

In case funds shall be received by Buyer to perform any stage and Buyer shall fail to commence the respective works other than due to an act of God or force majeure or shall suspend their performance and thereby materially affect the timetable of the works schedule, Buyer agrees that said event shall be deemed as its decision not to cover the outstanding balance of the price under Clause Four, and shall consequently pay said outstanding balance on the terms provided in Clauses Nine and Ten.

Seller's supervision in accordance with paragraph c) shall be conducted without prejudice to the Department's authority under the Railroad Service Act, the Regulations thereto, the Concession Agreement and other applicable provisions.

EIGHT: TITLE QUALIFICATION. The parties agree that Seller qualifies conveyance of title to the Personalty and Equipment hereunder as follows:

a) Upon delivery of the Personalty and Equipment under Clause Ten hereof, Seller shall qualify conveyance of title to the Personalty and Equipment which shall have a value equivalent to said outstanding price balance.

b) Seller shall release its qualification on the title to part of the Personalty and Equipment commensurate first, to the Initial Price and then, to the value allocated to the stages of the completed works and which it shall have accepted, serving written notice thereof upon Buyer.

c) Seller may release its qualification on the title to the Personalty and Equipment prior to payment of the outstanding balance provided that Buyer shall previously guarantee said payment by means of a letter of credit opened with a credit corporation to the Department's satisfaction, payable on sight, unconditional and irrevocable, confirmed and to the benefit of the Federal Treasury, in an amount equivalent to 100% (one hundred percent) of the personalty, title to which shall remain qualified at the date of said request. Any default by Buyer under the terms of Clause Three above will entitle Seller to cash the letter of credit, the amount of which may be reduced as the work stages are completed and accepted by Seller.

NINE: LIQUIDATED DAMAGES. Buyer is aware of the fact that the reason why Seller enters into this Agreement is that Buyer shall perform the works referred to in
Exhibit 9 hereto. Consequently, Buyer agrees to pay Seller, in case it fails to complete all of the aforementioned works within the compulsory term indicated in Clause Four above other than by reason of an act of God or force majeure, liquidated damages in the equivalent of 10% of the outstanding balance on the price indicated in paragraph b) of

Clause Six above. In case that liquidated damages are applicable, Seller shall refund Buyer for the interest earned by said amount under the trust indenture.

TEN: PAYMENT PROCEDURE UPON FAILURE TO PERFORM THE WORKS. In case that not all of the works are performed or accepted, or if they are only performed in part, and in addition to the liquidated damages provided hereunder, Buyer shall pay the interest referred to in the first paragraph of Clause Five, calculated, in connection with the outstanding balance of $ 91,600,000 (ninety-one million six hundred thousand Mexican Pesos), starting on the execution date of this Agreement through the date of actual payment. The foregoing shall apply provided that no authorization shall have been given to extend said term to complete the works in accordance with Exhibit 7-Bis

In case that Buyer shall have only performed the works schedule in part, Seller shall apply to the payment of the outstanding balance and interest determined in accordance with the above Clause, only the value of the works performed and accepted by Seller in accordance with the following:

a) The value of each stage shall be deemed as the costs anticipated in the works schedule as corresponding to the works actually performed.

b) Seller shall apply said sums to payment of liquidated damages, the interest earned pursuant to paragraph one of Clause Five and the outstanding price balance, in this order.

Buyer agrees to issue instructions to the trustee, upon establishment of the trust referred to in Clause Six, in order that said company proceed to pay the liquidated damages, the interest referred to in paragraph one of Clause Five and the outstanding price balance, in that order, with a debit to the trust funds and without any need for a court order, upon deduction of the value of the stages completed as hereunder provided. Upon payment of the foregoing, the Department shall authorize the trust company to deliver to Buyer any sums remaining in the trust.

In case that the trust funds shall be insufficient following deduction of the value of the completed stages pursuant to this Clause, Seller shall require Buyer to deliver payment for the outstanding balance within five business days following the date of said requirement. If Buyer fails to deliver payment within said term, Seller shall enforce the title qualification or cash the letter of credit, as applicable, and Buyer agrees to pay late interest in the equivalent of 1.5 times the interest rate indicated in the first paragraph of Clause Five above starting of the due date of said payment and through the actual date of payment.

Until such time as Buyer shall pay Seller, through the Federal Treasury, the principal, including the Initial Payment interest, liquidated damages and any other sum to which it may be entitled hereunder, Seller shall continue to qualify conveyance of title to the Personalty and Equipment not theretofore released, on the terms of article 2312 of the Federal District Civil Code and Federal Civil Code.

The provisions in this Clause are notwithstanding any sanctions as may be applicable under the Concession Agreement and other applicable provisions.

Upon completion of the works to the satisfaction of Seller, Seller shall authorize the trust company to deliver to Buyer such trust fund interests as are earned in connection with the sums deposited with regard to the value of the works indicated in paragraph a) of Clause Six, the 10% additional deposit made in accordance with paragraph b) of this Clause, plus interest thereon, and the letter of credit or the qualification of conveyance of title to the applicable Personalty and Equipment shall be released, as the case may be.

ELEVEN: DELIVERY. The parties agree that conveyance of title to the Personalty and Equipment shall be effected on the earlier of the final hand-over certificate execution date or August 30, 1999.

Seller shall deliver the Personalty and Equipment to Buyer through Ferronales on the terms established in the respective hand-over certificate, and said delivery shall take place at the offices and shops where said Personalty and Equipment shall be found, delivery thereof being consequently physical.

The foregoing is notwithstanding any agreements between the parties to make physical deliveries at locations other than those mentioned above.

The parties expressly agree that the hand-over process for the Personalty and Equipment may start on August 18, 1999, which process shall be completed on or before August 30, 1999. Seller may authorize extensions to said terms if it deems so advisable.

Buyer shall not be obligated to receive the Personalty and Equipment prior to the first date indicated hereinabove, unless so agreed in writing with Seller. If Buyer fails to receive the Personalty and Equipment which Seller shall deliver to Buyer or which it shall advise Buyer in the sense that they are ready for delivery on such date or any subsequent date, the provisions of Clauses Twelve, Seventeen, Eighteen and Twenty of this Agreement shall apply, without prejudice to any additional liabilities in which Buyer shall incur due to its delay in receiving the Personalty and Equipment.

The parties agree that the Personalty and Equipment shall be delivered by Ferronales in "AS-IS" condition at the moment of delivery, notwithstanding the provisions in Clause Seventeen.

In any case, the hand-over of each unit of Personalty and Equipment shall be effected by issuing the applicable hand-over certificates, which shall be signed by the representatives of Buyer and Ferronales. In such case, possession of the applicable Personalty and Equipment shall pass upon the execution of the respective partial certificates and the property of such personality shall be transferred as established in Clause Eight.

The hand-over certificates shall include a listing of the Personalty and Equipment conveyed at such time to Buyer, stating the general condition thereof.

In the case of fuels and lubricants, the volume thereof shall be determined at the time of the hand-over procedure, and Buyer agrees to pay Seller the going market price effective as of said date therefor. Payment shall be made within 10 calendar days following the date of the respective hand-over certificate.

In the case of fuels and lubricants previously incorporated into the Personalty and Equipment, they shall be deemed a part thereof.

TWELVE: DELIVERY OF DOCUMENTS. At the respective hand-over ceremony, Seller shall deliver to Buyer the documentation accrediting title to the Personalty and Equipment and other documentation in connection therewith as may be in Seller's possession.

THIRTEEN: RECORDING OF AGREEMENT. In order for this Agreement and its termination clause to be enforceable against third parties as provided in article 2312 of the Federal District Civil Code and Federal Civil Code, Seller may record the same with the Public Registry for Property and Commerce of Mexico City on behalf of Buyer. Buyer agrees to instruct the trust company, upon establishing the trust, in order that it may draw funds from said trust to cover recording and notarization expenses as hereinabove provided if applicable.

FOURTEEN: LOSS OF PERSONALTY AND EQUIPMENT. The parties agree that Seller shall be held liable for any loss of and damage to the Personalty and Equipment through the execution date of the hand-over certificate in connection therewith, as indicated in Clause Eleven above, unless delivery thereof is prevented by reasons attributable to Buyer, in which case the latter shall be held liable starting on the date on which Ferronales shall have advised Buyer in writing as the date for the respective hand-over.

In case that Buyer does not opt for the course of action indicated in paragraph
c) of Clause Eight above, the parties agree that Buyer shall be held liable for any loss of or damage to the Personalty and Equipment until the qualification to title to said Personalty and Equipment shall be released as hereunder provided.

FIFTEEN: PRESERVATION OF PERSONALTY AND EQUIPMENT. Ferronales agrees to preserve the Personalty and Equipment in their present condition, normal wear and tear excepted, and to maintain them as it has done from time to time prior to the execution of this Agreement.

This obligation of Ferronales shall remain in force through the date of execution of the Personalty and Equipment hand-over certificate hereunder, or until such date as Ferronales shall advise Buyer in writing to conduct the respective hand-over procedure if it shall not have been effected for reasons attributable to Buyer, in which case Seller shall be discharged from its obligation to care for and watch over said assets.

Buyer agrees to preserve the Personalty and Equipment which are delivered in deposit as provided in Clause Six above, in "AS-IS" condition at their time of delivery, normal wear and tear excepted, and to maintain the same in the same manner as Ferronales has done from time to time prior to the execution of this Agreement.

SIXTEEN: SELLER'S LIMITATIONS TO LIABILITY. Inasmuch as the Personalty and Equipment are used and sold in "AS-IS" condition at the moment of hand-over, and that Buyer agrees to receive the same in said "AS-IS" condition, Seller shall not be held liable for any hidden defects or for the operational quality, capability and conditions thereof, nor shall provide any warranties in respect thereof, with the exception of any warranties made by the manufacturer or provider of maintenance or repair service and which remain in effect; nor shall Seller be obligated to replace, remove or accept the return of, any Personalty and Equipment, nor to reduce the transaction price. Accordingly, Buyer hereby expressly waives any claims against Seller for any quality flaws and hidden defects which the Personalty and Equipment may contain.

SEVENTEEN: PRICE ADJUSTMENT. The price for the Personalty and Equipment described in Exhibit 1 hereto shall be adjusted only if a net difference arises in favor of Buyer in excess of $ 500,000.00 (five hundred thousand Mexican Pesos) and arising solely as the result of:

a) Liabilities directly affecting the assets sold and purchased hereunder, which shall not have been disclosed to the Bidders during the Bidding Process (as defined hereinbelow) arising from events, acts or omissions occurring prior to the hand-over date of said assets; and

b) Fixed assets included in the list attached as Exhibit 1 hereto, which shall be found to be non-existent upon completion of the hand-over procedure, not considering for these purposes any variations in value which said assets may cause to the list of assets.

The results obtained in the above paragraphs shall be offset, at Seller's discretion, with existing assets not listed in Exhibit 1 which may be part of the aforementioned Personalty and Equipment and which arise during the hand-over procedure, in order to obtain a net difference in favor of Buyer, if any.

Seller shall only be liable for the Personalty and Equipment found to be non-existent at the date of the final hand-over certificate, provided that said Personalty and Equipment shall be actually listed in whole or part in Exhibit 1 hereto, and for liabilities directly affecting the Personalty and Equipment and which shall not have been disclosed to the Bidders in the bidding process in accordance with the Call for Bids and Bidding Guidelines referred to in recital I, subClause a), second paragraph, of this Agreement.

The notice whereby Buyer shall demand the price adjustment on the terms indicated in paragraphs a) and b) above shall be stated in a single document, to be delivered within 90 calendar days following the earlier between the date of completion of the hand-over procedure and the effective date of the Concession Agreement, which notice may not be revised following its delivery.

Adjustments to the price in accordance with this and the following Clause shall be made on the basis of the appraisal value set forth in Exhibit 1 or in other Exhibits thereto, regarding which the Department may opt for either replacing the applicable fixed asset with another in comparable condition or applying the appraisal value against payment of the price.

Exceptions to this Clause shall be those liabilities indicated in paragraph a) above as may arise from tax, financial or labor obligations, in which case the term to file the claim shall be the same as the applicable legislation shall provide at the execution date of the Concession Agreement for the statute of limitations or expiration of the right or action on which said claim shall be based, as the case may be.

Likewise, the parties agree that the above claims shall apply only if the Personalty and Equipment are found to be non-existent and may not be based on the quality, state of preservation or other grounds not expressly indicated in the above paragraphs, provided that said non-existence be or shall have been claimed in accordance with this and the following Clause.

Buyer may conduct an audit to determine the existence of liabilities or non-existence of assets, the results of which shall not be binding on Seller.

The price for the Personalty and Equipment sold and purchased hereunder shall be adjusted in case a net difference shall arise in favor of Buyer as aforesaid, not taking into account any variations which said assets may have undergone. The parties agree that if any credit balance shall remain in favor of Seller for any reason or by virtue of the delivery of Personalty or Equipment not included in the exhibits hereto, Seller may make the applicable setoffs up to the amount of the lesser indebtedness.

For the purposes of the above paragraph, the applicable financial cost shall be calculated at the daily mathematical average of a yield equivalent to the discount rate of 28-day Mexican Federal Treasury Bills (CETES), applicable during the respective period.

EIGHTEEN: CLAIMS PROCEDURE. The parties agree that any claims arising from the events indicated in the above Clause shall only be deemed filed as hereunder provided when:

a) Buyer shall conclusively notify Seller in writing within 5 calendar days as to the existence of any liability or any claim arising therefrom in connection with the non-existence of any one or part of the assets, whether judicially or extra-judicially, in order for Seller to take any action it may deem warranted, provided that the liability or claim arising therefrom shall not be the result of acts or omissions attributable to Buyer.

b) Buyer shall defend judicially or extra-judicially any applicable claims, following Seller's instructions. Buyer shall not held liable for the results of said defense provided it shall follow Seller's instructions and act in accordance with the law, being in any case responsible for acting with the same diligence it uses in conducting its own affairs.

c) Buyer shall furnish Seller or its representative, provided the request is made on the established terms, with any available information and elements necessary in case Seller shall decide to defend the claims and have the adequate means therefor. In this case, Buyer shall be required to issue all requisite powers-of-attorneys to the persons whom Seller shall determine; provided, however, that the non-issuance of said powers-of-attorney shall result in the price not being adjusted as it otherwise would have been.

d)  The claim must be filed within the terms indicated in the above paragraphs.

If the claims referred to hereinabove arise from acts for which Seller shall be liable hereunder, all costs and expenses arising from the defense carried out by Buyer shall be refunded by Seller, provided they are reasonable, duly evidenced and directly related to the claims mentioned hereinabove. The amounts pertaining to the items referred to herein shall be refunded to Buyer by Seller within 20 calendar days as of the date of determination thereof.

If need be, Seller and Buyer shall jointly appoint a third party to decide whether the claims by Buyer and arising from undisclosed liabilities or non-existent assets are applicable, in order for the price to be adjusted as provided herein. This third party shall be appointed from among the auditing firms that work with the Administrative Oversight and Development Department. Buyer and Seller shall pay for the costs and expenses incurred by said auditing firm share and share alike. The opinion of the auditing firm shall be final, binding upon the parties in accordance with its terms and not subject to any means of recourse.

The provisions of the foregoing paragraph shall constitute an arbitration procedure in accordance with article 1423 of the Code of Commerce, which procedure shall be conducted as set forth in said body of law.

NINETEEN: OBLIGATIONS AND LIABILITIES OF BUYER. Buyer is obligated to secure all the permits, licenses and authorizations required for the operation of the Personalty and Equipment, to which end Seller shall furnish the documentation in its possession and shall assist Buyer as necessary to the extent Seller is capable.

TWENTY: OBLIGATION TO RECEIVE. The parties agree that Seller and Ferronales shall be released from any liability as to the Personalty and Equipment effective as of the execution date of the applicable hand-over certificate, whereupon said liability shall pass to Buyer. If the delivery is not effected due to reasons solely attributable to Buyer, then Buyer shall be held liable starting on the date which Ferronales shall have advised in writing for the applicable delivery; provided, however, that Buyer shall not be obligated to receive the Personalty and Equipment prior to the earlier of the date of the final hand-over certificate or August 30, 1999, unless otherwise agreed by the parties in writing theretofore.

Buyer shall receive the Personalty and Equipment even if they are undergoing repairs or reconstruction, and shall be deemed to have received them.

TWENTY-ONE. ASSUMPTION OF LIABILITIES. From the execution date of the hand-over certificate for the Personalty and Equipment, Buyer agrees to assume all liabilities in connection with the payment of any taxes, fines and other civil, administrative, fiscal, labor-related, criminal or other liabilities, arising from the possession, use, operation, service or exploitation thereof in any manner, and Seller shall consequently not be held liable for any damages caused or suffered by the Personalty and Equipment starting on the date of the respective hand-over certificate.

The contents of this Clause shall be expressly recorded at the Public Registry of Property and Commerce of Mexico City.

TWENTY-TWO: INDEMNIFICATION. Buyer hereby agrees to defend and hold harmless Seller from and against any liability, particularly strict liability, arising from the possession, use and operation of the Personalty and Equipment starting on the date of the hand-over as provided herein, and to refund Seller any amount that Seller shall have been forced to pay therefor, within 5 business days following written request to that effect; provided, however, that failure to pay said amounts in time and form shall obligate Buyer to pay late interest at the Interest Rate indicated in Clause Five above, calculated from the original due date through full payment of said sums.

TWENTY-THREE: INSURANCE. Ferronales agrees to maintain insurance policies covering the Personalty and Equipment against the risks and on the terms and conditions indicated in Exhibit 8, from the date of this Agreement through the delivery of said Personalty and Equipment hereunder, notwithstanding the provisions set forth in Clause Eleven above.

In case Buyer shall not opt for the alternative indicated in paragraph c) of Clause Eight above, Buyer nonetheless agrees to maintain the Personalty and Equipment insured against the risks and on the terms and conditions indicated in
Exhibit 8 in favor of Seller, from the date of this Agreement and through release of the qualification on the title to the Personalty and Equipment as provided hereunder.

TWENTY-FOUR: TERMINATION. Seller may terminate this Agreement without any need for a previous court resolution and with Buyer assuming liability therefor upon default under any of the obligations set forth in this Agreement.

TWENTY-FIVE: CARE AND INSPECTION OF THE PERSONALTY AND EQUIPMENT. From the date of this Agreement and through the hand-over of the Personalty and Equipment, Buyer will be entitled to see that proper action is taken for their care, preservation and maintenance, as well as to check on their normal use, and also that the insurance and, if applicable, the warranty policies remain in effect.

Seller shall make all necessary arrangements for Buyer to exercise the rights indicated hereinabove, and shall honor the recommendations made by Buyer's representative to the extent they are consistent.

In case that Buyer does not opt for the course of action indicated in paragraph
e) of Clause Eight above, Seller will be entitled to see that proper action is taken for their care, preservation and maintenance, as well as to check on their normal use, and also that the insurance and, if applicable, the warranty policies remain in effect.

Buyer shall make all necessary arrangements for Seller to exercise the rights indicated hereinabove, and shall honor the recommendations made by Seller's representative to the extent they are consistent.

TWENTY-SIX: CONSIDERATION FOR THE USE OF PERSONALTY AND EQUIPMENT. Buyer hereby acknowledges and accepts that, during the period from the date of this Agreement through the hand-over of the Personalty and Equipment as provided in Clause Eleven above, Buyer shall not be entitled to receive any consideration for the use and usufruct thereof by Ferronales.

TWENTY-SEVEN: ASSIGNMENTS. Buyer may not assign the rights and obligations hereunder in whole or in part except with the express written authorization of Seller.

TWENTY-EIGHT: TAXES. Any taxes levied on this Agreement and in connection with performance hereunder shall be paid by the party on whom applicable legislation imposes said obligation.

TWENTY-NINE: EVICTION. Seller agrees to carry out all title clearance procedures on behalf of Buyer in case of eviction.

THIRTY: The parties state the following addresses for service of notice or process:

                                    Seller


                                                     For payment purposes:

The Department                                       Tesoreria de la Federacion

Av. Xola y Universidad                               Av. Constituyentes 1001

Col. Narvarte                                        Edificio "C" Planta Baja

Mexico, D.F.                                         Col. Belen de las Flores

                                                     Mexico D.F. C.P. 1001


Ferronales                                           Buyer

Avenida Jesus Garcia Corona No. 140                  Street and Number

Colonia Buenavista                                   Neighborhood

Deleg. Cuauhtemoc                                    Municipal Subdivision

06358 Mexico D.F.                                    City


THIRTY-ONE: JURISDICTION. For the purposes of interpreting and performing under this Agreement as well as in any other matter not expressly provided herein, the parties submit to the jurisdiction and competence of the Federal Courts of Mexico City, and they consequently waive any other jurisdiction to which they may be entitled by virtue of their present or future domiciles or otherwise.

This Agreement is executed in 22 counterparts, being [its Spanish original] 26 useful pages in addition to the Exhibits hereto, in Mexico City, Federal District, this 17th day of August, 1999.


     SELLER                                    BUYER

/s/ Lic. Maria De La Luz Ruiz Mariscal /s/ Lic. Carlos Eduardo Cornejo Jurgensen
-------------------------------------- -----------------------------------------
Chief Administrative Officer            Legal representative of the Company

Department of Communications and

Transportation

     FERRONALES

/s/ Lic. Ramiro Sosa Lugo
--------------------------------------
     Attorney-in-Fact

                  EXHIBITS TO THE PURCHASE AND SALE AGREEMENT


*Exhibit 1   - Property Sold

*Exhibit 2   - Letter appointing Buyer as the winner of the Bid.

*Exhibit 3   - Legal capacity of the Department's representative

*Exhibit 4   - Articles of Incorporation of Buyer

*Exhibit 5   - Legal capacity of Buyer's representative

*Exhibit 6   - Letter by SECODAM authorizing the donation

*Exhibit 7   - Legal capacity of Ferronales's representative

*Exhibit 8   - Insurance to be maintained by Ferronales

*Exhibit 9   - Concession Agreement

*Exhibit 10  - Irrevocable security trust indenture

* OMITTED EXHIBITS

  UPON WRITTEN REQUEST, THE REGISTRANT WILL PROVIDE COPIES OF ANY OF THE REFERENCED OMITTED EXHIBITS.